EXHIBIT 4.1

NUMBER	ROCKDALE	MICROBONDS
RESOURCES CORPORATION

	INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO	CUSIP __________

This Certifies that                ___________________________________________________________

or registered assigns (the “Registered Holder”) is  the owner of ____ Microbonds issued by Rockdale Resources Corporation (the “Company”). Each Microbond is in the principal amount of $10.00, bears interest at 12% per year, and is due and payable on _____.

This certificate is issued under and pursuant to a Trust Indenture dated as of _____ (the “Indenture”) between the Company and _______ (“the Trustee”). The terms of the Microbonds include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§77aaa-77bbbb) as in effect on the date of the Indenture. Copies of the Indenture are available for inspection at the office of the Trustee or may be obtained upon written request addressed to Rockdale Resources Corporation, 11044 Research Blvd., Suite A-200, Austin, Texas  78759, attention: Chief Executive Officer. The Microbonds are subject to all terms of the Indenture all of which the holder of this Certificate consents to by acceptance hereof.

The Microbonds represented by this certificate are held by the Trustee for the benefit of the holder of this certificate. The Microbonds are secured by certain assets of the Company, as provided by the Indenture.

Pursuant to the Indenture, Corporate Stock Transfer, Inc. has been appointed the Transfer Agent and Registrar for this certificate. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

Interest on the principal amount of the Microbonds will be paid ______. Interest and principal payments as called for by the Microbonds will be paid to the holder of this certificate at the address shown on the records of the Registrar and Transfer Agent.

The principal of each Microbond is convertible into shares of the Company’s common stock, initially at a conversion price of $2.00 per share.  Upon any conversion of the Microbonds, the shares issued upon conversion will be issued to the holder of this certificate, interest will be paid to the date the conversion notice is received, and the Microbonds converted will be retired. The Indenture provides for adjustment to the conversion price of the Microbonds, and in the number of shares of Common Stock to be delivered upon conversion, in certain circumstances. At the option of the Company, and upon twenty days prior written notice at any time after _____, the Company may prepay any Microbonds represented by this certificate, if (i) the Company’s common stock has closed at a price which is at least twice the then applicable Conversion Price for at least twenty consecutive trading days; and (ii) the average trading volume in the Company’s common stock has been at least 30,000 shares during the twenty consecutive trading days.

WITNESS the facsimile signatures of its duly authorized officers.

Dated: ________                            _____________________________________                                                _____________________________________
       President                                                                                                                         Secretary
Countersigned:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek South Drive, Suite 430
Denver, CO 80209
By __________________________________________
       Authorized Officer, Transfer Agent and Registrar

Rockdale Certificate 8-1-12

To:   Corporate Stock Transfer, Inc.
         3200 Cherry Creek Drive South, Suite 430
         Denver, CO 80209

ASSIGNMENT

FOR VALUE RECEIVED,                                                                                                           hereby sells, assigns and transfers to ___________________________________ ___________ Microbonds represented by this certificate.

Print name, address including zip, social security,                          ________________________________________
federal tax ID number or other identifying number                          Name
of person named above:
___________________________________

___________________________________
Address

___________________________________
SS or Tax I.D. #

NOTICE OF CONVERSION

The undersigned hereby elects to convert _________ Microbonds represented by this certificate into shares of the Company’s common stock according to the terms of the Microbonds.

Dated:                         _______________

Signature(s): ___________________________                                                                                             _________________________________

(Signature(s) must conform in all respects to the name of Registered Holder as specified on the face of this certificate in every particular, without alteration or any change whatsoever, and the signature(s) must be guaranteed in the usual manner.)

Signature(s) Guaranteed:

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.